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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF CHEMFIRST INC.

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
                                                                   STATE OF
                        COMPANY NAME                             INCORPORATION
                        ------------                             -------------
Burmar Chemical, Inc........................................  California
Callidus Technologies Inc...................................  Oklahoma
Callidus Technologies International, Inc....................  Delaware
ChemFirst Foundation, Inc...................................  Mississippi
Dew Resources, Inc..........................................  Florida
EKC Technology, Inc.........................................  California
EKC Technology, Ltd.........................................  Scotland
FCC Acquisition Corporation.................................  California
FEC Marketing, Inc..........................................  Texas
First Chemical Corporation..................................  Mississippi
First Chemical Holdings, Inc................................  Mississippi
First Chemical Texas, L.P...................................  Delaware
First Energy Corporation....................................  Mississippi
FirstMiss, Inc..............................................  Iowa
FirstMiss Steel, Inc........................................  Pennsylvania
FRM, Inc....................................................  Mississippi
FRM Industries, Inc.........................................  Delaware
FRM International, Inc......................................  U.S. Virgin Islands
FT Chemical, Inc............................................  Texas
Industrial Insulations of Texas, Inc........................  Texas
Maxadyne Corporation........................................  California
Maxadyne Corporation of Louisiana...........................  Louisiana
Micropel, Inc...............................................  California
Mycosil, Inc................................................  California
Plasma Energy Corporation...................................  North Carolina
Plasma Energy Technologies Corporation......................  North Carolina
Power Sources, Inc. (50% owned).............................  North Carolina
Quality Chemicals, Inc......................................  Pennsylvania
Star Corrosion & Refractory, Inc............................  Louisiana
SCE Technologies, Inc.......................................  Delaware
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